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                                                                    EXHIBIT 99.1
REVOCABLE PROXY

                              HFNC FINANCIAL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints                and
               , or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of HFNC Financial Corp. ("HFNC") which the undersigned would be entitled to vote if personally present at the Special Meeting of HFNC shareholders to be held at
               , at 10:00 a.m., local time, on September 29, 1998, and at any adjournment or postponement thereof (the "HFNC Special Meeting"), upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of
HFNC Special Meeting of Shareholders, both dated August   , 1998, the receipt of
which is acknowledged in the manner specified below. The undersigned hereby revokes all prior proxies given to vote shares of common stock at the HFNC Special Meeting.

     1. MERGER. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 17, 1998, by and between HFNC and First Charter Corporation, a North Carolina corporation ("FCC"), pursuant to which (i) HFNC will merge (the "Merger") with and into FCC, with the effect that FCC will be the surviving corporation resulting from the Merger, and (ii) each share of the $.01 par value common stock of HFNC ("HFNC Common Stock") issued and outstanding at the effective time of the Merger (excluding shares held by HFNC or FCC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for .57 of a share (subject to possible adjustment as set forth in the Agreement) of the no par value common stock of FCC, and cash in lieu of issuing any fractional share. A copy of the Agreement is included in Appendix A to the accompanying Joint Proxy Statement/Prospectus and is incorporated by reference therein.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     2. OTHER BUSINESS. To transact such other business as may come properly before the HFNC Special Meeting or any adjournments or postponements of the HFNC Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY CARD. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                          Dated:
                                                --------------------------, 1998

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                                                        SIGNATURE

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                                                SIGNATURE, IF HELD JOINTLY

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.